EXHIBIT 10.10



                              EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT is made and entered into as of this ______ day of _______________, 1996, by and between Alfred R. Camner (the "Executive") and BankUnited Financial Corporation, a Florida corporation ("BankUnited"), and its principal wholly owned subsidiary, BankUnited, FSB (BankUnited and BankUnited, FSB are collectively referred to herein as the "Company" and are jointly and severally obligated hereunder, subject to the provisions of Section 11(b) hereof).

        WHEREAS, the Executive has provided valuable service to the Company as its Chairman of the Board, Chief Executive Officer and President, and has been a guiding force in the building, development, progress and success of the Company;

        WHEREAS, the Board of Directors of BankUnited and the Board of Directors of BankUnited, FSB (sometimes collectively referred to herein as the "Board") have determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and service of the Executive as its Chairman of the Board, Chief Executive Officer and President;

        WHEREAS, the Board in addition believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control of the Company (as defined herein), and to encourage the Executive's full attention and dedication to the Company;

        WHEREAS, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement;

        NOW, THEREFORE, the parties hereto agree as follows:

               1. DEFINITIONS. In addition to the words and terms defined elsewhere herein, the following words and terms as used herein shall have the meanings as set forth below, unless the context or use indicates a different meaning:

                      (a) "CAUSE" means any willful action or inaction of the Executive involving personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional refusal to perform the Executive's duties as described in Section 3, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease-and-desist order, or material breach of any provision of this Agreement. For purposes hereof, an action or inaction on the part of the Executive shall not be considered "willful" if done or omitted to be done by the Executive in good faith and with reasonable belief that such action or inaction was in the best interests of the Company.

                             (i)    Notwithstanding the foregoing, the
Executive shall not be deemed to be terminated for Cause unless and until:

                                    (A)     there shall have been delivered to
the Executive by the Secretary of the Company, pursuant to a resolution duly adopted by the Board at a meeting as to which the Executive was provided 10 days' notice and an opportunity to be heard, written notice specifying in detail the action or inaction of the Executive alleged to constitute Cause and demanding that he remedy such action or inaction;

                                    (B)     the Executive shall not have
remedied, or taken all reasonable steps to remedy, such action or inaction within 30 days after his receipt of such notice; and

                                    (C)     there shall have been delivered to
the Executive a Notice of Termination and a certified copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the entire membership of the Board of each Company (excluding the Executive) at a meeting of the Board at which the Executive was given an opportunity to be heard, which meeting was called and held for the purpose of finding that, in the good faith opinion of the Board of each Company, the Executive's action or inaction constituted Cause and the Executive did not remedy or take all reasonable steps to remedy such action or inaction after demand by the Board.

                             (ii)   Nothing in Section 1(b) shall, prior to
delivery of a Notice of Termination as provided herein, be deemed to suspend or extinguish (A) the Executive's entitlement to receive the compensation and other benefits provided under Section 4 or (B) the Executive's right to terminate his employment pursuant to subsection (c)(i) of Section 6.

                             (iii) In the  event  that the  Company  terminates
the  employment  of the Executive  for  Cause  and,  within  30 days  after
receipt  of the  Notice  of Termination,   the  Executive   notifies  the
Company that he disputes such termination, the Executive shall still be subject to the obligations set forth in Section 3 and entitled to receive the compensation and other benefits provided under Section 4 until a final and binding judgment is rendered by a court of competent jurisdiction finding that the termination was properly for Cause, in which event all payments subsequent to termination to which the Executive would not otherwise be entitled shall be recoverable by the Company, except to the extent such payments constitute reasonable compensation for services rendered.

                      (b) "CHANGE IN CONTROL" shall be deemed to have occurred on the date when:

                             (i)    A reorganization, merger or
consolidation of the Company shall have been consummated, in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's voting securities would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's voting securities immediately prior to the merger have substantially the same proportionate ownership of the voting securities of the surviving corporation immediately after the merger;

                             (ii)   Liquidation or dissolution of the
Company, or sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of the Company's assets shall have been consummated;

                             (iii)          Any "person" (as such term is
defined in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"]) or group of persons, excluding BankUnited and any of its subsidiaries, other than Alfred R. Camner or a group acting in concert with him, shall have acquired direct or indirect beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 25% or more of the voting power of the Company's then outstanding securities;

                             (iv)   Any "person" (as such term is defined
in Sections 407(q)(9)(A) and 408(a)(1)(G) of the National Housing Act of 1934, as amended [the "NHA"]) or group of persons, shall have acquired "control" (as such term is defined in Sections 407(q)(9)(B) and 408(a)(2) of the NHA) of the Company; or

                             (v)    During any period of two consecutive
years, subsequent to the date hereof, the individuals who at the beginning of such period constitute the Board of BankUnited cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by BankUnited's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

                      (c) "DATE OF THE CHANGE IN CONTROL" means the date on which a Change in Control shall be deemed to have occurred.

                      (d)    "DATE OF TERMINATION" means the date of
receipt of the Notice of Termination or any later date specified therein, as the case may be; provided, however, that if the Executive's employment is terminated by reason of the Executive's death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

                      (e) "DISABILITY" means any physical or mental condition that wholly prevents the Executive from performing his duties for at least six months after the commencement of such condition and that is determined to be of a permanent duration by a physician acceptable to the Company and the Executive or the Executive's legal representative (such agreement as to acceptability not to be unreasonably withheld). If the Company determines in good faith that the Disability of the Executive has occurred, it may give to the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective the Disability Effective Date, provided that the Executive shall not have returned to full-time performance of the Executive's duties prior to the Disability Effective Date. Any subsequent Disability, whether of a similar nature or not, shall not be deemed a continuation of a prior Disability and, the determination of time for the purposes of this provision shall recommence.

                      (f)    "DISABILITY EFFECTIVE DATE" means the date
30 days following receipt by the Executive of notice from the Company of the Company's intention to terminate the Executive's employment because of the Executive's Disability.

                      (g)    "EMPLOYMENT PERIOD" means the one-year
period commencing on the date of this Agreement and continuing annually thereafter if the Executive is reappointed to one or more of the elected positions he holds as of the date hereof and the Board approves the continuation of the Contract, subject to extension as provided in
Section 2.

                      (h)    "NOTICE OF TERMINATION" means a written
notice that (i) indicates the specific termination provision in this Agreement relied upon, (ii) in the case of termination for Cause, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment for Cause and includes the resolution of the Board regarding the termination of the Executive's employment for Cause, and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date.

                      (i) "OTHER THAN FOR CAUSE" means a termination of the Executive's employment by the Company after a Change in Control that does not qualify as a termination for death, Disability or Cause.

                      (j) "TERMINATION PAYMENT" means a lump sum cash payment in an amount equal to the product of (i) three and (ii) the average for the five calendar years ending prior to the Date of Termination of the aggregate of the Executive's annual salary, annual bonus (of cash and stock) and any other amounts reported on W-2's or 1099's as the Executive's gross income for federal income tax purposes that were paid to the Executive by the Company. The Termination Payment shall be paid to the Executive as provided for in the trust agreement to be entered into by the Company establishing a trust for the payment of the Termination Payment, or, in the event that such trust is not established or sufficiently funded, then the Termination Payment or any portion thereof not paid pursuant to such trust agreement shall be paid to the Executive by the Company.

                      (k) "VESTED BENEFITS" means all amounts earned by and vested in the Executive pursuant to the plans, programs, policies and practices of the Company, including, without limitation, the BankUnited Financial Corporation Profit Sharing Plan, disability insurance plan, and group and supplemental life insurance plans. For purposes hereof, Vested Benefits shall include (i) continuation of the Executive's and his family's medical insurance for two years from the Date of Termination or until the Executive becomes covered by another medical insurance plan or eligible for Medicare, whichever is shorter, (ii) continuation of the Executive's group and supplemental life insurance for two years from the Date of Termination or until the Executive becomes covered by another life insurance plan, whichever is shorter, (iii) personal use, at Company expense for two years following the Date of Termination, of a late model automobile comparable to that used by the Executive prior to the Change in Control, (iv) the right of the Executive to purchase, at book value, the equity membership in up to two country clubs which the Company has maintained for the benefit of the Executive, and (v) the transfer to the Executive of two $1 million life insurance policies that the Corporations maintains on the life of the Executive.

               2. EMPLOYMENT. The Company hereby agrees to continue to employ the Executive and the Executive hereby agrees to continue to remain in the employ of the Company during the Employment Period, on the terms and conditions set forth herein. If a Change in Control is scheduled to occur and this Agreement and the Executive's employment hereunder have not been previously terminated, then the Employment Period shall be extended through the date of the Change in Control, whereupon this Agreement shall expire, unless sooner terminated in accordance with the provisions hereof.

               3. POSITION AND DUTIES. The Executive shall serve as Chairman of the Board, Chief Executive Officer and President of BankUnited and BankUnited, FSB and shall exercise such authority and perform such executive duties as may from time to time be assigned to the Executive by the Board. Such services shall be performed at the Company's principal executive offices in Dade County, Florida, or at such other location as shall be satisfactory to him in his sole discretion, except for required travel on the Company's business to an extent substantially consistent with the Executive's current business travel obligations.

        The Executive agrees that during the Employment Period he will devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's best reasonable efforts to perform such responsibilities faithfully and efficiently. During the Employment Period, it shall not be a violation of this Agreement and shall not permit the Company to terminate the Executive's employment for Cause if the Executive engages in the activities described below or any activities similar in nature and scope, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities in accordance with this Agreement and do not constitute a violation of any applicable law, rule or regulation: (a) engaging in the practice of law, including, without limitation, as a member of the firm of Stuzin and Camner, Professional Association, (b) serving on industry, corporate, civic or charitable boards or committees, (c) managing personal investments (including, without limitation, family-controlled enterprises), or (d) investing in, advising or serving as an officer, director of other corporations or business entities. It is expressly understood and agreed that to the extent any such activities have been conducted by the Executive prior to the date of this Agreement, the continued conduct of such activities (or the conduct of activities similar in nature and scope) shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company. The preceding sentence shall not be construed as a limitation on the non-business activities described above in this Section 3.

               4. COMPENSATION AND OTHER BENEFITs. During the Employment Period, the Executive shall be compensated as follows:

                      (a) SALARY. He shall receive an annual salary as fixed by the Compensation Committee of the Board, payable pursuant to the Company's standard payroll practices for executives.

                      (b) ANNUAL BONUS. He shall receive an annual bonus, which may consist of both cash and stock, as determined by the Compensation Committee of the Board, taking into account various factors including net income, asset and deposit growth, and such other factors as may be deemed appropriate by the Compensation Committee.

                      (c)    INCENTIVE COMPENSATION.  He shall be
eligible to participate in stock option, incentive compensation and other plans providing opportunities to receive compensation that are the greater of the opportunities provided by the Company on the date of this Agreement for executives with comparable duties or as subsequently enhanced.

                      (d) OTHER BENEFITS. He shall be entitled to receive employee benefits (including, but not limited to, medical, retirement, disability and insurance benefits) and perquisites that are the greater of the employee benefits and perquisites provided by the Company on the date of this Agreement to executives with comparable duties or as subsequently enhanced.

                      (e)    OFFICE AND SUPPORT STAFF.  He shall be
entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company on the date of this Agreement or at any time thereafter.

                      (f) EXPENSES. He shall be entitled to receive prompt reimbursement for all expenses incurred by the Executive in performing services hereunder, including all travel expenses and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the Company's regular policies and procedures.

               5. TERMINATION. Then the Executive shall be entitled to receive certain payments and benefits as provided in this Section 6 if the Executive's employment is terminated.

                      (a) TERMINATION FOR DEATH OR DISABILITY. This Agreement shall terminate automatically upon the Executive's death and may be terminated by the Company upon the Executive's Disability. Upon a termination by reason of the Executive's death or Disability, the Company shall, within 15 days after the Date of Termination, pay to the Executive or his estate or beneficiaries, as the case may be, (i) any compensation or other obligations accrued for periods prior to the Date of Termination, (ii) the Termination Payment, and (iii) implement the provisions for the Executive's Vested Benefits as of the Date of Termination. If Termination is due to the Death of the Executive, the rights to the Vested Benefits shall be given to his spouse. In addition, the life insurance proceeds from the policies described in paragraph 1(k)(v) shall be paid to the Executive's surviving spouse or if not living, to his personal representative or such other persons as the Executive may have designated in writing.

                      (b)    TERMINATION BY THE COMPANY.

                             (i)    CAUSE.  This Agreement and the
Executive's employment hereunder may be terminated by the Company for Cause. Upon a termination for Cause, this Agreement shall terminate without further obligations to the Executive, other than those obligations accrued or earned and vested (if applicable) by the Executive through the Date of Termination in accordance with the plans, programs, policies and practices of the Company under which such obligations accrued or were earned and vested (if applicable). Such obligations shall be paid to the Executive in accordance with the terms and provisions of the plans, programs, policies and practices of the Company under which they accrued or were earned and vested (if applicable).

                             (ii)   OTHER THAN FOR CAUSE.  If this
Agreement and the Executive's employment hereunder is terminated by the Company Other than for Cause, the Company shall, within 15 days after the Date of Termination, pay and distribute to the Executive (A) any compensation or other obligations accrued for periods prior to the Date of Termination, (B) the Termination Payment, and (C) implement the provisions for the Executive's Vested Benefits as of the Date of Termination. If Termination is due to the Death of the Executive, the rights to the

Vested Benefits shall be given to his spouse. In addition, the life insurance proceeds from the policies described in paragraph 1(k)(v) shall be paid to the Executive's surviving spouse or if not living, to his personal representative or such other persons as the Executive may have designated in writing.

                      (c)    TERMINATION BY THE EXECUTIVE UPON A CHANGE OF
                             CONTROL.

                             (i)    The Executive may terminate this
Agreement and his employment on the Date of the Change in Control or at any time within one year after the Change of Control.

                             (ii)   Immediately upon a termination by the
Executive, the Company shall pay to the Executive (1) any compensation or other obligations accrued for periods prior to the Date of Termination, (2) the Termination Payment, and (3) implement the provisions of the Executive's Vested Benefits as of the Date of Termination.

                      (d)    APPLICATION OF SECTION 280G OF THE INTERNAL
REVENUE CODE. It is the intention of the parties that, in the event of a Change in Control of the Company, the payments under Section 6 shall not constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and any regulations promulgated by the Internal Revenue Service thereunder. In the event that the independent accountants acting as auditors for the Company on the Date of the Change in Control (or another accounting firm designated by them) determine that the payments under Section 6 may constitute "excess parachute payments," the amounts payable pursuant to Section 6 shall be reduced to the maximum amount that may be paid without constituting the payments "excess parachute payments." Such determination pursuant to this Section 6(d) shall take into account (i) whether the payments under this Agreement are "parachute payments" within the meaning of
Section 280G and, if so, (ii) the amount of payments under Section 6 that constitutes "reasonable compensation" within the meaning of Section 280G. Nothing contained in this Agreement shall prevent the Company after a Change in Control from agreeing to pay the Executive compensation or benefits in excess of those provided in this Agreement.

               7. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with the Company or any of its subsidiaries. Any amounts that are Vested Benefits or that the Executive is otherwise entitled to receive under any plan, policy, practice or program of the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program, and nothing contained in this Agreement shall serve or be construed to divest the Executive of any such benefits.

               8. NO MITIGATION. The Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise. Income earned by the Executive following the Date of Termination shall have no effect whatsoever on the Company's obligations and the Executive's rights hereunder, and shall not give rise to any set-off or recoupment by the Company.

               9.     CERTAIN REGULATORY CONSIDERATIONS.

                      (a)    If the Executive is suspended and/or
temporarily prohibited from participating in the conduct of BankUnited, FSB's affairs by a notice served under Sections 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818 (e)(3) or (g)(1)), (the "Act"), the Company's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Company shall pay to the Executive all of the compensation withheld while the obligations under this Agreement were suspended and shall reinstate its obligations hereunder.

                      (b)    If the Executive is removed and/or
permanently prohibited from participating in the conduct of BankUnited, FSB's affairs by an order issued under Sections 8(e)(4) or (g)(1) of the Act (12 U.S.C. 1818 (e)(4) or (g)(1)), all obligations of the Company shall terminate as of the effective date of the order, but vested rights of the parties hereto shall not be affected.

                      (c) If BankUnited, FSB is in default (as defined in Section 3(x)(1) of the Act), all obligations under this Agreement shall terminate as of the date of default, but this subsection shall not affect any vested rights of the parties hereto.

                      (d) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of BankUnited, FSB, (i) by the Director of the Office of Thrift Supervision or his/her designee (the "Director"), at the time the Federal Deposit Insurance Corporation (the "FDIC") or the Resolution Trust Corporation (the "RTC") enters into an agreement to provide assistance to or on behalf of BankUnited, FSB under the authority contained in Section 13(c) of the Act; or (ii) by the Director, at the time the Director approves a supervisory merger to resolve problems related to operation of BankUnited, FSB or when BankUnited, FSB is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties hereto that have already vested, however, shall not be affected by such action.

               10. WITHHOLDING. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulations.

               11.    SUCCESSORS; BINDING AGREEMENT.

                      (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive and the Executive's legal representatives.

                      (b)    BankUnited and BankUnited, FSB shall be
jointly and severally obligated under this Agreement; provided, however, that to the extent any payments provided for hereunder are obligations of BankUnited only, BankUnited, FSB shall not be deemed to be a guarantor of such payments or otherwise liable therefor.

                      (c) This Agreement shall inure to the benefit of and be binding upon and enforceable by the Company and its successors and assigns.

                      (d)    The Company will require any successor
(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law or otherwise.

               12. SURVIVAL. The obligations of the parties hereto pursuant to Sections 5, 6 and 17 hereof shall survive any termination of this Agreement.

               13. GOVERNING LAW. The provisions of this Agreement shall be construed in accordance with the laws of the State of Florida.

               14. SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

               15.    ENTIRE AGREEMENT, MODIFICATION AND WAIVER.  This
Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof. No modification or waiver of any provision of this Agreement shall be binding unless executed in writing by all parties hereto. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver. The failure of the Executive or the Company to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision hereof.

               16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               17. LEGAL EXPENSES. In the event that it shall be necessary or desirable for the Executive to retain legal counsel (which may be counsel of the Executive's choice) and/or incur other costs and expenses in connection with the enforcement of any and all of his rights under this Agreement, including participation in any proceeding contesting the validity or enforceability of this Agreement, the Company shall pay (or the Executive shall be entitled to recover from the Company, as the case may be) the Executive's reasonable attorneys' fees and costs and expenses in connection with the enforcement of his rights regardless of the final outcome.

               18. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has provided in writing to the Company or to the Company at its principal executive offices.

       IN WITNESS WHEREOF, the Executive and, pursuant to the authorization from the Board, BankUnited and BankUnited, FSB have executed this Agreement as of the date first above written.

                                      BANKUNITED FINANCIAL CORPORATION



                                      By:_______________________________



                                      BANKUNITED, FSB



                                      By:_______________________________




                                      EXECUTIVE


                                      ___________________________________
                                               Alfred R. Camner